Exhibit I

DIRECTORS AND OFFICERS OF THE REPORTING PERSON

AT&T

Name of Director	Business Address	Principal Occupation	Name, Address and Principal Business of Employer
Randall L. Stephenson	175 E. Houston San Antonio, Texas 78205-2233	Chairman of the Board, Chief Executive Officer and President of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

William F. Aldinger III	175 E. Houston San Antonio, Texas 78205-2233	President and Chief Executive Officer of Capmark Financial Group Inc.	Capmark Financial Group Inc. 411 Borel Avenue, Suite 320 San Mateo, California Capmark Financial Group Inc. is a commercial real estate finance company.

Gilbert F. Amelio	175 E. Houston San Antonio, Texas 78205-2233	Chairman and Chief Executive Officer of Jazz Technologies, Inc.	Jazz Technologies, Inc. 4321 Jamboree Road Newport Beach, California Jazz Technologies, Inc. is the parent company of Jazz Semiconductor, Inc., an independent semiconductor wafer foundry.

Reuben V. Anderson	175 E. Houston San Antonio, Texas 78205-2233	Senior partner in the law firm of Phelps Dunbar, LLP	Phelps Dunbar, LLP Canal Place 365 Canal Street, Suite 2000 New Orleans, Louisiana 70130-6534 Phelps Dunbar, LLP is a law firm.

James H. Blanchard	175 E. Houston San Antonio, Texas 78205-2233	Retired Chairman of the Board and Chief Executive Officer of Synovus Financial Corp.	Not Applicable

August A. Busch III	175 E. Houston San Antonio, Texas 78205-2233	Retired Chairman of the Board of Anheuser-Busch Companies, Inc.	Not Applicable

James P. Kelly	175 E. Houston San Antonio, Texas 78205-2233	Retired Chairman of the Board and Chief Executive Officer of United Parcel Service, Inc.	Not Applicable

Jon C. Madonna	175 E. Houston San Antonio, Texas 78205-2233	Retired Chairman and Chief Executive Officer of KPMG LLP	Not Applicable

Lynn M. Martin	175 E. Houston San Antonio, Texas 78205-2233	President of The Martin Hall Group, LLC	The Martin Hall Group, LLC 3750 N. Lake Shore Drive, Unit 10A, Chicago, Illinois 60613 The Martin Hall Group, LLC is a human resources consulting firm..

John B. McCoy	175 E. Houston San Antonio, Texas 78205-2233	Retired Chairman of Bank One Corporation	Not Applicable

Mary S. Metz	175 E. Houston San Antonio, Texas 78205-2233	Chair Emerita of the Board of Trustees of American Conservatory Theater	Not Applicable

Joyce M. Roché	175 E. Houston San Antonio, Texas 78205-2233	President and Chief Executive Officer of Girls Incorporated	Girls Incorporated 120 Wall Street New York, NY 10005-3902 Girls Incorporated is a national nonprofit research, education, and advocacy organization.

Laura D’Andrea Tyson	175 E. Houston San Antonio, Texas 78205-2233	Professor of Business Administration and Economics at the Walter A. Haas School of Business, University of California at Berkeley	The Walter A. Haas School of Business, University of California at Berkley 2220 Piedmont Avenue (delivery address) University of California at Berkeley Berkeley, CA 94720-1900

Patricia P. Upton	175 E. Houston San Antonio, Texas 78205-2233	President and Chief Executive Officer of Aromatique, Inc.	Aromatique, Inc. P.O. Box 6000 3421 Highway 25B North Heber Springs, Arkansas 72543 Aromatique, Inc. is a manufacturer and wholesaler of decorative fragrances.

Exhibit I

Name of Executive Officer (other than Directors)	Business Address	Principal Occupation	Name, Address and Principal Business of Employer
William A. Blase Jr.	175 E. Houston San Antonio, Texas 78205-2233	Senior Executive Vice President – Human Resources of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

James W. Callaway	175 E. Houston San Antonio, Texas 78205-2233	Senior Executive Vice President – Executive Operations of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

James W. Cicconi	175 E. Houston San Antonio, Texas 78205-2233	Senior Executive Vice President – External and Legislative Affairs of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

Catherine M. Coughlin	175 E. Houston San Antonio, Texas 78205-2233	Senior Executive Vice President and Global Marketing Officer of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

Rafael (Ralph) de la Vega	175 E. Houston San Antonio, Texas 78205-2233	President and Chief Executive Officer – AT&T Mobility of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

Richard G. Lindner	175 E. Houston San Antonio, Texas 78205-2233	Senior Executive Vice President and Chief Financial Officer of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

Forrest E. Miller	175 E. Houston San Antonio, Texas 78205-2233	Group President – Corporate Strategy and Development of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

Ronald E. Spears	175 E. Houston San Antonio, Texas 78205-2233	Group President – Global Business Services of AT&T Communications Corp.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

John T. Stankey	175 E. Houston San Antonio, Texas 78205-2233	Group President – Telecom Operations of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

Wayne Watts	175 E. Houston San Antonio, Texas 78205-2233	Senior Executive Vice President and General Counsel of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

Rayford Wilkins, Jr.	175 E. Houston San Antonio, Texas 78205-2233	Group President – Diversified Businesses of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

Exhibit I

AT&TI8

Name of Director	Business Address	Principal Occupation	Name, Address and Principal Business of Employer
Rayford Wilkins, Jr.	175 E. Houston San Antonio, Texas 78205-2233	Group President – Diversified Businesses of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

William R. Drexel	175 E. Houston San Antonio, Texas 78205-2233	Senior Vice President and Assistant General Counsel, Consumer and Corporate of AT&T Services, Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

Rick L. Moore	175 E. Houston San Antonio, Texas 78205-2233	Senior Vice President – Corporate Development of AT&T Inc.	AT&T Inc. 175 E. Houston San Antonio, Texas 78205-2233

[8]	To the extent there are executive officers of AT&TI, they would also be executive officers of AT&T..